                                                                    Exhibit 99.1


PRESS RELEASE                                              FOR IMMEDIATE RELEASE

FOR INFORMATION, CONTACT:

PRI Automation, Inc.
Stephen D. Allison
Chief Financial Officer
978-670-4270 x3129

          PRI AUTOMATION REPORTS FOURTH QUARTER AND FISCAL 1999 RESULTS

             - 1.5 BOOK-TO-BILL RUNNING AHEAD OF INDUSTRY AVERAGE -

BILLERICA, MA - NOVEMBER 18, 1999 - PRI Automation, Inc. (Nasdaq:PRIA, TSE:PRJ), the global leader in semiconductor factory automation, today reported financial results for the fourth quarter and fiscal year ended September 30, 1999.

Net revenue for the fourth quarter was $41.9 million, a 21% increase from the third quarter and a 29% increase from the fourth quarter of the prior year. The net loss for the quarter was $5.1 million, or $0.23 per share, an improvement from the net loss in the third fiscal quarter of $6.1 million, or $0.28 per share, excluding adjustments for valuation reserve of deferred tax assets, but including the termination of recording tax benefits of operating losses.

Net revenue for the fiscal year was $136.3 million compared with $203.5 million for the prior fiscal year. The net loss for the fiscal year was $23.5 million, or $1.09 per share, excluding merger costs, other special charges and tax valuation reserves. The net loss for fiscal year 1998 was $6.2 million, or $0.30 per share, excluding merger costs and other special charges.

 "Our book-to-bill was 1.5 for the quarter," said Mitch Tyson, president and chief executive officer, PRI Automation. "Throughout Q4, we continued to experience the accelerated growth of the previous two quarters and we are seeing a strong order pipeline for the year ahead. We are well into the recovery as business activity across all divisions and geographies is robust and all indicators point to a return to profitability, barring any unanticipated events, in Q1 of our current fiscal year.

"Our three divisions, Factory Systems, Software Systems and OEM Systems, have grown market share throughout the past year and strengthened their product offerings," continued Tyson. "Bookings for our factory automation systems came from new fabs,

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PRI AUTOMATION REPORTS FOURTH QUARTER AND FISCAL 1999 RESULTS
NOVEMBER 18, 1999
2 OF 4

expansions, and upgrades and we grew our customer base by winning key takeaway business from the competition. PRI became the number one provider of MES (Manufacturing Execution System) software during the year resulting from the growth of new license revenues. More foundries are now using our MES software than other competitive offerings. We continued to solidify our leadership position in atmospheric wafer-handling systems. Because of the efficiency of our OEM manufacturing process, we have been able to absorb a 300% growth in customer orders while maintaining the lowest lead times in the industry.

"Demand for lower-cost semiconductor products is driving the renewed growth of the semiconductor industry and is outpacing manufacturing capacity," concluded Tyson. "To increase capacity, manufacturers are looking for ways to make their factories more efficient and productive to better manage the flow of materials and data throughout the fab. We have made significant investments over the past two years to broaden our product offerings to address the key areas of the manufacturing process where intelligent automation will have the greatest impact on optimizing the overall effectiveness of the factory. With our acquisitions now integrated into the operations of the company, we are well positioned for the growth that lies ahead."

ABOUT PRI AUTOMATION

PRI Automation, Inc., headquartered in Billerica, Massachusetts, is the leading global supplier of advanced factory automation systems and software that optimize the productivity of semiconductor and precision electronics manufacturers as well as OEM process tool manufacturers. PRI is the only company to provide a tightly integrated and flexible hardware and software solution that optimizes the flow of products, data, materials and resources throughout the production chain. The company has thousands of systems installed at approximately one hundred locations throughout the world. For more information visit PRI online at WWW.PRIA.COM.

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONCERNING THE COMPANY'S FUTURE REVENUES AND EXPENSES, MANAGEMENT'S PLANS AND OBJECTIVES FOR FUTURE OPERATIONS, THE EFFECT OF ANY CONSOLIDATION OR RESTRUCTURING OF OPERATIONS ON THE COMPANY'S FUTURE PROFITABILITY, THE CONTINUED RECOVERY OF THE SEMICONDUCTOR MANUFACTURING INDUSTRY, AND OTHER MATTERS NOT LIMITED TO HISTORICAL FACTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE (I) THE CYCLICALITY OF THE SEMICONDUCTOR INDUSTRY AND THE CONTINUED BROAD-BASED RECOVERY IN SUCH INDUSTRY, (II) UNCERTAINTIES AFFECTING GLOBAL MARKETS AND CURRENCIES, (III) THE EFFECTS OF POSSIBLE DELAYS IN THE ADOPTION OF NEW TECHNOLOGIES, (IV) THE DIFFICULTY OF REDUCING COSTS AND EXPENSES TO THE EXTENT NECESSARY TO SUPPORT CURRENT BUSINESS LEVELS, AND OTHER FACTORS IDENTIFIED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1998 AND ITS QUARTERLY REPORTS ON FORM 10-Q FOR FISCAL YEAR 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THIS INFORMATION.

                             - FINANCIALS ATTACHED -

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PRI AUTOMATION REPORTS FOURTH QUARTER AND FISCAL 1999 RESULTS
NOVEMBER 18, 1999
3 OF 4

                              PRI AUTOMATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                         THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                        9/30/99        9/30/98              9/30/99         9/30/98
Net revenue....................................       $ 41,876       $ 32,461              $136,296        $203,545
Cost of revenue................................         24,961         29,330                83,754         124,755
                                                      --------       --------             ---------       ---------

Gross profit...................................         16,915          3,131                52,542          78,790

Operating expenses:

    Research and development...................         12,684         10,533                45,480          44,509
    Selling, general and administrative........         10,110          9,120                38,642          46,787
    Acquired in-process research and
        development............................             --             --                    --           8,417
    Merger costs and special charges...........            (75)         1,638                 6,375          10,091
                                                    -----------     ---------            ----------       ---------

        Total operating expenses...............         22,719         21,291                90,497         109,804

Operating loss.................................         (5,804)       (18,160)              (37,955)        (31,014)
Other income, net..............................            777            239                 2,935             625
                                                    ----------     ----------            ----------     -----------

Loss before income taxes.......................         (5,027)       (17,921)              (35,020)        (30,389)
Provision for (benefit from) income taxes......             80         (5,906)                1,065          (7,766)
                                                    ----------      ----------           ----------      -----------

Net loss.......................................       $ (5,107)      $(12,015)             $(36,085)       $(22,623)
                                                      ========       ========              ========        ========

Basic and diluted net loss per common share....        $(0.23)        $(0.57)               $(1.67)         $(1.08)

Weighted average shares used in basic and
    diluted share calculations.................         22,040         21,140                21,628          20,988


                       PRO FORMA NET LOSS PER COMMON SHARE
                       -----------------------------------
            (TO REFLECT THE CONVERSION OF EQUIPE TECHNOLOGIES FROM AN S-CORPORATION TO A C-CORPORATION FOR INCOME TAX PURPOSES)

                                                                                                         TWELVE MONTHS
                                                                                                             ENDED
                                                                                                            9/30/98
                                                                                                          ---------
Historical net loss..................................                                                      $(22,623)
Adjustment to Equipe income tax expense..............                                                        (1,156)
                                                                                                          ---------
Pro forma net loss...................................                                                      $(23,779)
                                                                                                           =========
Pro forma basic and diluted net loss per
    common share.....................................                                                       $(1.13)



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PRI AUTOMATION REPORTS FOURTH QUARTER AND FISCAL 1999 RESULTS
NOVEMBER 18, 1999
4 OF 4

                              PRI AUTOMATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                              SEPTEMBER 30,              SEPTEMBER 30,
                                                                                  1999                       1998
                                                                                  ----                       ----

ASSETS
Cash and cash equivalents.........................................             $  51,865                  $  57,047
Accounts receivable, net..........................................                31,436                     34,443
Contracts in progress.............................................                 6,018                      9,017
Inventories.......................................................                28,351                     27,494
Deferred income taxes, current....................................                    --                      7,832
Other current assets..............................................                 7,063                      7,254
Property and equipment, net.......................................                19,128                     20,306
Other assets, net.................................................                 2,691                      4,085
                                                                             -----------                -----------

     Total assets.................................................              $146,552                   $167,478
                                                                                ========                   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Accounts payable...............................................           $    16,900                  $  12,281
   Accrued expenses and other liabilities.........................                18,165                     17,331
   Billings in excess of revenue and customer advances............                11,931                     14,726

Minority interests................................................                    56                         --

Stockholders' equity..............................................                99,500                    123,140
                                                                              ----------                  ---------

     Total liabilities and stockholders' equity...................              $146,552                   $167,478
                                                                                ========                   ========





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